Exhibit 99.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 20, 2023, by and among Cisco Systems, Inc., a Delaware corporation (“Parent”), each Person listed on Schedule A hereto (each, a “Stockholder”) and Splunk Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company, Parent and Spirit Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, each Stockholder beneficially owns the number of shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Company Common Stock, the “Existing Shares”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, each Stockholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

VOTING

Section 1.1 Voting. From and after the date of this Agreement until the date that is the earliest of the following to occur: (a) the consummation of the Merger (including the occurrence of the Effective Time), (b) the termination of the Merger Agreement in accordance with its terms, and (c) the entry without the prior written consent of the Stockholders into any amendment or modification of the Merger Agreement (as it exists on the date of this Agreement), or any written waiver of the Company’s rights under the Merger Agreement (as it exists on the date of this Agreement) made in connection with a request from Parent, in each case, which results in a decrease in, or change in the composition of, or otherwise adversely affects the consideration payable or that may be payable to holders of Company Common Stock in connection with the Merger (including by imposing any material restrictions or additional conditions on receipt of such consideration), or which extends the End Date (such earliest date, the “Expiration Date”), each Stockholder, in such Stockholder’s capacity as a stockholder of the Company, irrevocably and unconditionally hereby agrees, subject to Section 1.4 and Section 1.5, that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, each Stockholder will (i) appear at such meeting (in person or by proxy) or otherwise cause all of such Stockholder’s Existing Shares and any other shares of Company Common Stock over which it has acquired beneficial ownership after the date of this Agreement (including any shares of Company Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options or other rights to acquire Company Common Stock or the conversion of any convertible securities, the vesting of equity awards or otherwise) (collectively, the “New Shares,” and together with the Existing Shares, the “Shares”), which it, he or she owns as of the applicable record date, to be counted as present thereat for purposes of determining a quorum, and respond to each request by the Company for written consent, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (C) against any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to prevent, materially impede or materially delay the Company’s or Parent’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger. Except as set forth in this Section 1.1, nothing in this Agreement shall limit the right of each Stockholder to vote (including by proxy or written consent, if applicable), in such Stockholder’s sole discretion, in favor of, against or abstain with respect to any other matters that are, at any time or from time to time, presented for consideration to the Company’s stockholders. Nothing in this Agreement shall require any of the Stockholders to vote in any manner with respect to any amendment or modification to the Merger Agreement (as it exists on the date of this Agreement) or any written waiver of the Company’s rights under the Merger Agreement (as it exists on the date of this Agreement) made in connection with a request from Parent, or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that results in a decrease in, or change in the composition of, or otherwise adversely affects the consideration payable to holders of Company Common Stock in connection with the Merger (including by imposing any material restrictions or additional conditions on receipt of such consideration), or in a manner that extends the End Date.

Section 1.2 Restrictions on Transfers.

(a) Subject to Section 1.5, absent the prior written consent of Parent, not to be unreasonably withheld or conditioned, each Stockholder hereby agrees that, from the date of this Agreement until the earlier of (x) the Expiration Date and (y) the date on which the Company Stockholder Approval is obtained, such Stockholder shall not, directly or indirectly, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (each, a “Transfer”), either voluntarily or involuntarily, or enter into any swap, contract, option or other arrangement or understanding providing for the

Transfer of, any rights, including economic consequences, arising from any shares of Company Common Stock (whether New Shares or Existing Shares) or agree to do any of the foregoing, other than any Permitted Transfer to a Permitted Transferee, but only if prior (and as a condition) to the effectiveness of such Transfer:

(i)

such Stockholder shall have given reasonable advance notice of such Transfer to Parent and the proposed form of written undertaking by the transferee to be bound by this Agreement and all obligations hereunder as if such transferee were a Stockholder and otherwise to become a party to this Agreement for all purposes hereunder, in each case, solely in respect of the Shares to be Transferred in accordance herewith;

(ii)	such form of undertaking shall be reasonably satisfactory in all material respects to Parent; and

(iii)

the transferee shall have executed and delivered, for the benefit of Parent, such undertaking to be bound by this Agreement and all obligations hereunder as if such transferee were such Stockholder and otherwise to become a party to this Agreement for all purposes hereunder, in each case, solely in respect of the Shares to be Transferred in accordance herewith.

(b) Notwithstanding anything to the contrary set forth in this Section 1.2, a Transfer shall not include any ordinary course Transfers by limited partners of any equity interests of any investment funds advised by Hellman & Friedman Advisors, LLC (each such fund, “H&F”) not formed for the sole purposes of holding the shares of Company Common Stock, in and of themselves, so long as any such Transfer does not have any adverse effect on the ability of the applicable Stockholder to perform its obligations under this Agreement on the terms set forth herein.

(c) For the avoidance of doubt, (i) no provision in this Agreement shall restrict a Stockholder from effecting any Transfer of Shares following the date on which the Company Stockholder Approval is obtained, and any Shares so Transferred to any person other than a Stockholder shall no longer constitute Shares subject to the provisions hereof and (ii) in no event shall the filing or effectiveness of a Registration Statement with respect to the Shares in and of itself be deemed a Transfer in violation of this Agreement.

(d) As used in this Agreement, “Permitted Transfer” shall mean, in each case, with respect to each Stockholder, any Transfer of Shares by such Stockholder (i) to another Stockholder, (ii) if the Stockholder is a natural person (A) to any member of such Stockholder’s immediate family, (B) to a trust whose sole beneficiaries are such Stockholder and/or members of such Stockholder’s immediate family, or (C) upon the death of such Stockholder, or (iii) to an Affiliate of such Stockholder (as applicable, each, a “Permitted Transferee”).

(e) Any Transfer or attempted Transfer of any Shares in violation of this Section 1.2 shall, to the fullest extent permissible under Applicable Legal Requirements, be null and void ab initio. If any involuntary Transfer of any of such Stockholder’s Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

(f) Nothing in this Agreement is intended to waive compliance with, or condone non-compliance with, any transfer restrictions arising under applicable securities Laws or the provisions of any Contracts between any Stockholder and the Company.

Section 1.3 Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder shall not, at any time prior to the Expiration Date, (a) enter into any voting agreement or voting trust with respect to the Shares that is inconsistent with this Agreement, (b) grant any proxy, consent or power of attorney with respect to any Shares that is inconsistent with this Agreement or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Stockholder from satisfying such Stockholder’s obligations pursuant to this Agreement.

Section 1.4 No Obligation to Exercise Rights or Options. Nothing contained in this Article I shall require any Stockholder (or shall entitle any proxy of such Stockholder) to convert, exercise or exchange any option, convertible securities or other rights in order to obtain any underlying New Shares.

Section 1.5 Margin Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement, including the restrictions on Transfer set forth in Section 1.2 hereof, shall restrict or apply to Transfers of Shares (a) pursuant to any existing or hereafter granted pledge to one or more lenders under the Margin Agreement or any of the Security Agreements (in each case, as defined below), or a collateral agent on behalf thereof, including, without limitation, in connection with any amendment to the Margin Agreement (whether to increase the aggregate amount of borrowings thereunder or otherwise), or (b) pursuant to a foreclosure or exercise of remedies (or transfer in lieu of foreclosure) by any such lender or any collateral agent, in each case, acting on its behalf, including, without limitation, any Transfers of Shares by such lender or collateral agent. For the avoidance of doubt, any exercise of any lender’s rights and/or remedies under the Margin Agreement or any of the Security Agreements and any Transfer of Shares following any exercise of such remedies shall not be limited or restricted by any provision of this Agreement and no transferee of any Shares in connection therewith shall be required to be bound by this Agreement in any respect. As used herein, “Margin Agreement” means that certain margin loan agreement entered into by certain Stockholders and described in Amendment No. 1, filed on April 4, 2022, to the Schedule 13D originally filed by certain Stockholders on March 4, 2022, relating to the Shares described therein, as amended, restated, supplemented or otherwise modified from time to time and “Security Agreements” means the accompanying pledge, security and other collateral agreements to the Margin Agreement, including any pledge and Security Agreements entered into after the date hereof.

ARTICLE II

NO SOLICITATION

Section 2.1 No Solicitation.

(a) Prior to the Expiration Date, each Stockholder (in such Stockholder’s capacity as a stockholder of the Company) shall not, and shall direct its other Representatives to the extent acting on such Stockholder’s behalf or at such Stockholder’s direction not to, directly or indirectly, take any action that would violate Section 5.3 of the Merger Agreement if such Stockholder were deemed to be the Company for purposes of Section 5.3 of the Merger Agreement, it being understood that each Stockholder (and its Representatives) shall be entitled to take any action that the Company (i) is permitted to take or (ii) would be permitted to take, in each case, in accordance with Section 5.3 of the Merger Agreement.

(b) For purposes of this Agreement, the term “Affiliate” shall have the meaning assigned to it in the Merger Agreement, but, for the avoidance of doubt, for purposes of this Agreement, none of the Company, any of its Subsidiaries, Parent and Merger Sub shall be deemed to be an Affiliate of any of the Stockholders. Further, for purposes of this Section 2.1, the term “Affiliate” shall not include (i) any portfolio company of H&F or any of its affiliated investment funds, (ii) any limited partner of H&F or any of its affiliated investment funds or (iii) any affiliated investment fund of H&F that is not a Stockholder or a direct or indirect investor in any Stockholder.

Section 2.2 Capacity. Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as a stockholder of the Company and nothing contained herein shall in any way limit or affect any current or future director, board observer or officer of the Company, who is a Stockholder or may be affiliated or associated with any Stockholder or any Stockholder’s Affiliates, from exercising his or her fiduciary duties as a director, board observer or officer of the Company or from otherwise taking any action or inaction in his or her capacity as a director, board observer and/or officer of the Company, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director, board observer or officer shall be deemed to constitute a breach of this Agreement. Nothing in this Section 2.2 is intended to limit the obligations and agreements of the Company, or the rights and remedies of Parent and Merger Sub, under the Merger Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1 Representations and Warranties of each Stockholder. Each Stockholder represents and warrants to Parent as follows as of the date of this Agreement: (a) if applicable, such Stockholder is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Applicable Legal Requirements of the jurisdiction of its organization, (b) such Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (c) (i) this Agreement has been duly executed and delivered by such Stockholder and (ii) if such Stockholder is an entity, the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of such Stockholder and no other company or other legal entity actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (d) this Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, (e) the execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Applicable Legal Requirements or agreement binding upon such Stockholder or the Existing Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except in each case for filings with the SEC by such Stockholder or as would not impact such Stockholder’s ability to perform or comply with such Stockholder’s obligations under this Agreement in any material respect, (f) as of the date of this Agreement, such Stockholder is the record owner of or beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the Existing Shares and does not beneficially own any other shares of Company Common Stock or other securities of the Company or rights to purchase or acquire any such securities, (g) as of the date of this Agreement, such Stockholder beneficially owns, and has good and valid title to, the Existing Shares free and clear of any proxy, voting restriction, adverse claim or other Encumbrance (other than any restrictions created by this Agreement, under the Margin Agreement or the Security Agreements, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions (collectively, “Permitted Liens”)) and, subject to the Permitted Liens, has sole voting power with respect to the Existing Shares and sole power of disposition with respect to all of the Existing Shares, and, subject to the Permitted Liens, no Person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Existing Shares; provided that each Stockholder may be deemed to share voting power and the power of disposition over such Stockholder’s Existing Shares with other Stockholders and (h) there is no Legal Proceeding pending against, or, to the knowledge of such Stockholder, threatened against or affecting, such Stockholder that would reasonably be expected to prevent, impair, materially delay or materially adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

Section 3.2 Representations and Warranties of Parent. Parent represents and warrants to each Stockholder as follows: (a) Parent has full legal right and capacity to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of Parent and no other company actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, and (d) the execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Parent, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the Securities and Exchange Commission (the “SEC”) by Parent or as would not impact Parent’s ability to perform or comply with its obligations under this Agreement in any material respect.

Section 3.3 Representations and Warranties of the Company. The Company represents and warrants to each Stockholder as follows: (a) the Company has full legal right and capacity to execute and deliver this Agreement, to perform the Company’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by the Company and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of the Company and no other company actions or proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity, and (d) the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon the Company, nor require any authorization, consent or approval of, or filing with, any Governmental Authority, except in each case for filings with the SEC by the Company or as would not impact the Company’s ability to perform or comply with its obligations under this Agreement in any material respect.

Section 3.4 Covenants. Each Stockholder hereby:

(a) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Shares;

(b) agrees to promptly notify Parent in writing of any acquisition of New Shares by such Stockholder (including notice of the number of any New Shares acquired) after the date of this Agreement and prior to the Expiration Date and that any New Shares shall automatically be subject to the applicable terms of this Agreement as though owned by such Stockholder on the date of this Agreement; and

(c) agrees to permit Parent to publish and disclose, including in filings with the SEC and in the press release announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Agreement and the Stockholders’ identities and ownership of the Shares and the nature of the Stockholders’ commitments, arrangements and understandings under this Agreement, in each case, to the extent Parent reasonably determines that such information is required to be disclosed by Applicable Legal Requirements (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by Parent, the Company or the Stockholders); provided that Parent shall give each Stockholder and such Stockholder’s legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to being made public, except in the case of any information (including summaries thereof) included in such publications or disclosures that is already publicly available, including in such Parent’s, the Company’s and/or any Stockholder’s filings with the SEC.

ARTICLE IV

EFFECTIVENESS; TERMINATION

Section 4.1 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company Board has approved, for purposes of any anti-takeover Applicable Legal Requirements, and any applicable provision of the bylaws or certificate of incorporation of the Company (in each case, as amended, restated, modified or supplemented as of the date hereof), this Agreement and the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed and delivered by all parties thereto, and (c) this Agreement is executed and delivered by all parties hereto.

Section 4.2 Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, and be of no further force or effect on the earlier of the Expiration Date and the date on which, if any, the Company Board (or any committee thereof) makes a Change of Recommendation, and none of the Company, Parent, the Stockholders and their respective Affiliates shall have any rights, obligations or liabilities under this Agreement following such termination. Notwithstanding the preceding sentence, this Article IV and Article V (subject to Section 5.17) shall survive any termination of this Agreement and Section 3.4(a) shall survive the Expiration Date if it is triggered by the consummation of the Merger. Nothing in this Article IV or Section 5.2 shall relieve or otherwise limit any party of liability for any “willful breach” (as defined in the Merger Agreement) of this Agreement occurring prior to such termination or for Fraud. As used herein, “Fraud” means an actual and intentional fraud with respect to a representation or warranty in this Agreement that involves a knowing and intentional misrepresentation or omission.

ARTICLE V

MISCELLANEOUS

Section 5.1 Expenses. Each party shall bear its respective expenses, costs and fees (including attorneys’ fees, if any) incurred in connection with the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the Merger is consummated; provided that the Company shall reimburse the Stockholders for their reasonable and documented out-of-pocket costs and expenses (including, without limitation, legal fees) incurred by or on behalf of the Stockholders prior to the date hereof in connection with this Agreement and the matters contemplated hereby; provided, further, that the aggregate amount of such reimbursed costs and expenses shall not exceed $50,000.

Section 5.2 Obligations of the Stockholders; No Survival. Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each Stockholder under this Agreement are several, and not joint and several, and in no event shall any Stockholder have any obligation or liability for any of the representations, warranties, covenants and agreements under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company. Subject to the second and third sentences of Section 4.2, none of the representations, warranties, covenants and agreements made by the Company, the Stockholders or Parent in this Agreement shall survive the consummation of the Merger.

Section 5.3 No Ownership Interest. Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to a Stockholder’s Shares shall remain vested in and belong to such Stockholder and (b) none of Parent or any of its Affiliates shall have any authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct such Stockholder in the performance of such Stockholder’s duties or responsibilities as a stockholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

Section 5.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally, by commercial delivery service or mailed by registered or certified mail (return receipt requested), or (ii) on the date of confirmation of delivery (or the next Business Day, if the date of confirmation of delivery is not a Business Day), if sent via e-mail (which email shall state that it is a notice delivered pursuant to this Section 5.4), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(a)	if to any of the Stockholders, to him, her or it at:

Hellman & Friedman Advisors LLC

415 Mission Street, Suite 5700

San Francisco, CA 94105

Attention:	Arrie Park

Telephone No.: (415) 788-5111

Email:	apark@hf.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention:	Richard J. Campbell, P.C.

Telephone No.: (312) 862-2000

Email:	richard.campbell@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Daniel Wolf, P.C.

Allison M. Wein, P.C.

Telephone No.: (212) 446-4800

Email:	daniel.wolf@kirkland.com

allie.wein@kirkland.com

(b)	if to Parent, to:

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, CA 95134

Attention:	General Counsel

Telephone No.: (408) 526-4000

Email:	corpdevnotice@cisco.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett

425 Lexington Avenue

New York, NY 10017

Attention:	Alan M. Klein

Anthony F. Vernace

Telephone No.: (212) 455-2000

Email:	aklein@stblaw.com
avernace@stblaw.com

and

Simpson Thacher & Bartlett

2475 Hanover Street

Palo Alto, CA 94304

Attention:	Frederick W.P. de Albuquerque

Telephone No.: (650) 251-5000

Email:	fred.dealbuquerque@stblaw.com

(c)	if to the Company, to:

Splunk Inc.

270 Brannan Street

San Francisco, CA 94107

Attention: Scott Morgan

Telephone No.: (415) 848-8400

Email:	smorgan@splunk.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Ave

Palo Alto, CA 94301

Attention:	Mike Ringler

Peter P. Jones

Telephone No.: (650) 470-4500

Email:	mike.ringler@skadden.com

Peter.jones@skadden.com

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day.

Section 5.5 Amendments; Waivers. Subject to Applicable Legal Requirements and the other provisions of this Agreement, this Agreement may be amended or waived pursuant to an instrument in writing signed (i) in the case of an amendment, by the Company, Parent and each Stockholder, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No delay in exercising any rights under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision of this Agreement.

Section 5.6 Assignment. Except as contemplated by Section 1.2 or the provisions of Exhibit A hereto, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment or delegation without such prior written consent shall be null and void, except that Parent may make such assignment or delegation to any direct or indirect wholly-owned Subsidiary of Parent without the prior consent of any other party hereto. No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

Section 5.7 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 5.8 Entire Agreement. This Agreement (including Schedule A hereto), and, to the extent referenced herein, the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 5.9 No Third-Party Beneficiaries. This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 5.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 5.11 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches of this Agreement by any party hereto; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the parties pursuant to this Agreement, in each case on the basis that such party has an adequate remedy at Law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

Section 5.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions and thereby, and hereby waive, and agree not to assert, as a defense in any Legal Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Legal Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Legal Proceeding shall be heard and determined in such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.4 or in such other manner as may be permitted by Applicable Legal Requirements, shall be valid and sufficient service thereof.

Section 5.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 5.14 Further Assurances. Parent, the Company and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall provide any customary documentation reasonably requested by any lender under the Margin Agreement (including in connection with any upsize thereof) or similar financing agreement, including but not limited to, an issuer or similar agreement. For the avoidance of doubt, Parent acknowledges and agrees that nothing contained in this Agreement will require Stockholder to amend, modify, repay or terminate the Margin Agreement or any of the Security Agreements. Each Stockholder and its Affiliates may amend its Schedule 13D filed with the SEC to disclose this Agreement.

Section 5.15 Interpretation.

(a) When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article or Section of, or a Schedule or Exhibit to this Agreement unless otherwise indicated. Where a reference is made to an Applicable Legal Requirement, such reference is to such Applicable Legal Requirement as then in effect. Where a reference is made to a Contract or instrument such reference is to such Contract or instrument as then in effect. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provide to” and “deliver to” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper or electronic copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively and (iii) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement and (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute as then in effect, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.”

Section 5.16 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

Section 5.17 Registration Rights. The Company shall comply with, and the Stockholders shall be entitled to the benefits of, the provisions set forth in Exhibit A hereto governing and providing for, among other matters, registration rights with respect to the Shares. The Company shall not grant any registration rights that are superior to, inconsistent with or that in any way violate, conflict with, subordinate, or would prevent the Company from performing its obligations in respect of, the rights granted to the Stockholders pursuant to the provisions set forth in Exhibit A hereto. For the avoidance of doubt, notwithstanding anything herein to the contrary, (i) any rights set forth in Exhibit A are subject to the terms of this Agreement, including without limitation, Section 1.2, and (ii) this Section 5.17 and the provisions set forth in Exhibit A shall terminate automatically, without any notice or other action by any Person, and be of no further force or effect upon the Registration Termination Date (as defined in Exhibit A), which for the avoidance of doubt includes the Closing, other than Section 6 of Exhibit A.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

CISCO SYSTEMS, INC.

By:	/s/ Derek Idemoto
Name: Derek Idemoto
Title: SVP, Corporate Development and
Cisco Investments

[Signature Page to Voting and Support Agreement]

SPLUNK INC.

By:	/s/ Gary Steele
Name: Gary Steele
Title: President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

H&F SHADOWFAX HOLDINGS, L.P.

By: H&F Shadowfax Holdings GP, LLC
Its: General Partner

By: Hellman & Friedman Capital Partners X, L.P.
Its: Managing Member

By: Hellman & Friedman Investors X, L.P.
Its: General Partner

By: H&F Corporate Investors X, Ltd.
Its: General Partner

By:	/s/ Stephen Ensley
Name: Stephen Ensley
Title: Vice President

H&F SHADOWFAX HOLDINGS 2, L.P.

By:	/s/ Stephen Ensley
Name: Stephen Ensley
Title: Vice President

[Signature Page to Voting and Support Agreement]

SCHEDULE A

Stockholder	Number of Shares of Company Common Stock
H&F Shadowfax Holdings, L.P.	890,625
H&F Shadowfax Holdings 2, L.P.	11,909,197

EXHIBIT A

Registration Rights

Section 1. Definitions. As used in this Exhibit:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, with respect to each holder of Registrable Securities (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of such holder or any of such holder’s Affiliates and (ii) for purposes of the definitions of “Beneficially Own”, “Registrable Securities”, no portfolio company of such holder of Registrable Securities or its Affiliates shall be deemed an Affiliate of such holder and its other Affiliates so long as such portfolio company has not been directed, encouraged, instructed, assisted or advised by, or coordinated with, such holder or any of its Affiliates in carrying out any act prohibited by this Agreement. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading such that such Registration Statement will be available for the resale of Registrable Securities.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time.

“Blackout Period” means (i) the Company’s regular quarterly restricted trading period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect and which is not longer than the regular quarterly restricted period that has been in effect historically consistent with past practice in all material respects and/or (ii) in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement would reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of up to sixty (60) days; provided that a Blackout Period described in this clause (ii) may not be called by the Company more than twice in any period of twelve (12) consecutive months and may not be called by the Company in consecutive fiscal quarters.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.

“Fundamental Change” shall be deemed to include any of the following:

(a) except in connection with transactions described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions. If any transaction in which the Common Stock is replaced by the common stock or other Common Equity of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction), references to the Company in this definition shall instead be references to such other entity.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Nasdaq” shall mean the NASDAQ Global Select Market.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Registration Expenses” means all expenses incurred by the Company, including all registration, listing and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes, and fees of transfer agents and registrars, but excluding any underwriting fees, discounts and selling commissions to the extent applicable to the Registrable Securities of the selling holders.

“Registrable Securities” means the Shares; provided that any Shares will cease to be Registrable Securities when such Shares have been sold or otherwise disposed of pursuant to an effective Registration Statement or in compliance with Rule 144, or such Shares cease to be outstanding.

“Registration Statement” means a registration statement of the Company that covers the resale of any Registrable Securities pursuant to the provisions of this Exhibit A, filed by, or to be filed by, the Company with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement or prospectus.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Underwritten Offering” shall mean a sale of Registrable Securities to an underwriter or underwriters for reoffering to the public, including in a block trade offered and sold through an underwriter or underwriters.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%” (except for director qualifying shares or similar requirements).

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Section 2. Registration Statement.

(a) As soon as practicable after the date hereof (and in no event later than the date that the definitive Proxy Statement has been filed with the SEC), the Company will prepare and file and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act (the “Registration Date”) a Registration Statement or post-effective amendment to an existing Registration Statement in order to provide for resales of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Initial Registration Statement”). By the Registration Date, the Company shall prepare and file a supplemental listing application with the Nasdaq to list the Registrable Securities covered by the Initial Registration Statement and shall use its reasonable best efforts to have such Registrable Securities approved for listing on the Nasdaq, subject only to official notice of issuance. In addition, the Company will from time to time use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities that are not registered for resale pursuant to a the Initial Registration Statement and will use its reasonable efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act and will use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Section 2 shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement if the Company is a WKSI.

(b) Subject to the provisions of Section 3, the Company will use its reasonable efforts to keep the initial Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement, (ii) there otherwise cease to be any Registrable Securities and (iii) if the Company consolidates or merges with or into any Person in a transaction that constitutes a Make-Whole Fundamental Change and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer and/or cash in a transaction that will constitute a Change in Control and the shares of Company Common Stock are delisted from Nasdaq.

(c) From and after the date hereof until the Registration Termination Date, the Company shall use its reasonable efforts to maintain eligibility to be able to file and use a Registration Statement on Form S-3 (or any successor form thereto). Notwithstanding anything herein to the contrary, during such period of time from and after the Registration Date that the Company ceases to be eligible to file or use a Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any holder or holders of Registrable Securities, the Company shall use its reasonable efforts to file a Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Securities of the requesting party or parties, as applicable, and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof. Each such written request must specify the amount and intended manner of disposition of such Registrable Securities; provided, that the minimum amount of such Registrable Securities shall be $75,000,000. Any Registration Statement required to be filed pursuant to this Section 2(c) shall not be required to cover Registrable Securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The obligations of the Company under this Section 2(c) shall not impact the obligations of the Company under Section 2(a) which shall continue to be in force.

Section 3. Registration Limitations and Obligations.

(a) Subject to Section 2, the Company will use reasonable efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 3, the Company shall only be obligated to provide written notice to any holder or Beneficial Owner of Registrable Securities of any such Blackout Period if such holder or Beneficial Owner has specified in writing to the Company for purposes of receiving such notice such holder’s or Beneficial Owner’s address, contact and fax number information. No sales may be made under the applicable Registration Statement during any Blackout Period (with respect to clause (ii) of the definition thereof, of which the holders of Registrable Securities have or are deemed to have received notice). In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall (x) deliver to the holders of Registrable Securities a certificate signed by the chief executive officer, chief financial officer, general counsel or treasurer of the Company confirming that the conditions described in clause (ii) of the definition of Blackout Period are met, which certificate shall contain an approximation of the anticipated delay, and (y) notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period described in clause (ii) of the definition thereof shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Registration Date shall be considered a Blackout Period described in clause (ii) of the definition thereof and subject to the limitations therein, except to the extent such absence occurs during (and does not extend beyond) a Blackout Period described in clause (i) of the definition thereof. For avoidance of doubt, upon expiration of a Blackout Period described in clause (i) of the definition thereof, any additional duration of a Blackout Period will be deemed to a Blackout Period described in clause (ii) of the definition thereof and subject to the limitations therein.

(b) At any time that a Registration Statement is effective and prior to the Registration Termination Date, if a holder of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it, together with any other holder of Registrable Securities, intend to sell at least $75,000,000 in aggregate of Registrable Securities held by such holder and such other holders (provided that, if the holders of Registrable Securities and their Affiliates do not collectively own at least $75,000,000 of Registrable Securities, they shall be permitted to deliver a Take-Down Notice to sell all of the Registrable Securities held by them (but such amount may not in any case be less than $25,000,000 collectively of Registrable Securities), in each case, pursuant to the Registration Statement, then, the Company shall amend or supplement the Registration Statement as may be necessary and to the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering. In connection with any Underwritten Offering of Registrable Securities for which a holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in first sentence above, and where the Take-Down Notice contemplates marketing efforts not to exceed twenty-four (24) hours by the Company and the underwriters, the Company will use reasonable efforts to cooperate and make its senior officers available for participation in such marketing efforts (which marketing efforts will not, for the avoidance of doubt, include a “road show” requiring such officers to travel outside of the city in which they are primarily located). The holder of Registrable Securities that delivered the applicable Take-Down Notice shall select the underwriter(s) for the Underwritten Offering; provided that the managing underwriter(s) (if there is only one underwriter, such underwriter shall be deemed to be the managing underwriter) shall be reasonably acceptable to the Company. The Company shall select the counsel for the managing underwriter(s); provided that such counsel shall be reasonably acceptable to the underwriter(s) and the holder of Registrable Securities that delivered the applicable Take-Down Notice. Such holder shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable by such holder to the underwriters in such Underwritten Offering. Such holder shall reasonably determine the timing of any such registration and sale. Such holder shall determine the applicable underwriting discount and other financial terms, and such holder of the Registrable Securities sold in the Underwritten Offering shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering. Without the consent of the applicable holder of Registrable Securities subject to an Underwritten Offering, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities.

(c) Notwithstanding anything herein to the contrary, (i) if holders of Registrable Securities engage or propose to engage in a “distribution” (as defined in Regulation M under the Exchange Act) of Registrable Securities, such holders shall discuss the timing of such distribution with the Company reasonably prior to commencing such distribution, and (ii) such distribution must not be for less than $75,000,000 of Registrable Securities held by such holders (provided that, if collectively the holders of Registrable Securities and their Affiliates do not own at least $75,000,000 of Registrable Securities, they shall be permitted to engage in such distribution with respect to all of the Registrable Securities held by them (for so long as they hold collectively at least $25,000,000 of Registrable Securities)).

(d) In connection with a distribution of Registrable Securities in which the holders of Registrable Securities are selling an aggregate of at least $200,000,000 of Registrable Securities, the Company shall, to be extent requested by managing underwriter(s) of such a distribution, be subject to a restricted period of the same length of time as such holder agrees with the managing underwriter(s) (but not to exceed 90 days) during which the Company may not offer, sell or grant any option to purchase Company Common Stock (in the case of an offering of Company Common Stock or securities convertible or exchangeable for Company Common Stock) and any debt securities (in the case of an offering of debt securities) of the Company, subject to customary carve-outs that include, but are not limited to, (i) issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans and (ii) in connection with acquisitions, joint ventures and other strategic transactions (subject to, in the case of this clause (ii), a limit not to exceed 10% of the Company’s then outstanding Company Common Stock).

Section 4. Registration Procedures.

(a) If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registered Securities pursuant thereto as provided in this Agreement (including any sale referred to in any Take-Down Notice), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i) use reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Exhibit A; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such registration statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice, the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriter(s), and other documents reasonably requested by any such counsel, including any comment letter from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriter(s), if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered underwritten offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriter(s) and their counsel) the Company’s books and records, officers, accountants and other advisors;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Exhibit A;

(iii) if requested by the lead managing underwriter(s), promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(iv) furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriter(s), if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;

(v) use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vi) use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(vii) as promptly as practicable notify in writing the holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state governmental authority for amendments or supplements to such Registration Statement or the prospectus or for additional information; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(viii) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (ix) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(ix) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;

(x) prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided, that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (xi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xi) use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement; and

(xii) agrees with each holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(b) The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 4(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.

(c) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 4(a)(vii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 4(a)(vii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment.

Section 5. Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Exhibit A.

Section 6. Registration Indemnification.

(a) The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the “Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 6(a)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company by any such person or any selling holder or underwriter expressly for use therein.

(b) In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 6(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.

(e) The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

(g) The indemnification and contribution agreements contained in this Section 6 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.

Section 7. Facilitation of Sales Pursuant to Rule 144. For as long as any holder holds Registrable Securities, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the Commission), and shall use reasonable efforts to take such further necessary action as any holder of Registrable Securities may reasonably request in connection with the removal of any restrictive legend on the Registrable Securities being sold, all to the extent required from time to time to enable such holder to sell the Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Section 8. Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities under this Exhibit A may not be transferred or assigned except pursuant to this Section 8. Notwithstanding anything herein to the contrary, nothing in this Agreement shall restrict transfers of Registrable Securities to any lenders under the Margin Agreement or any of the Security Agreements, or a collateral agent on behalf thereof. The Stockholders may transfer or assign their rights pursuant to this Agreement to (i) any of their Affiliates and (ii) the lenders and collateral agent under the Margin Agreement or any similar financing arrangement.

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